Exhibit 99.1

Investor Contact

Ken Diptee

Executive Director, Investor Relations

DineEquity, Inc.

818-637-3632

Media Contact

Patrick Lenow

Vice President, Communications

DineEquity, Inc.

818-637-3122

DineEquity, Inc. Reports Fourth Quarter and Fiscal 2016 Results

Fourth Quarter 2016 Summary ➢ GAAP EPS of $1.18 ➢ Adjusted EPS (Non-GAAP) of $1.37 ➢ Domestic system-wide comparable same-restaurant sales were negative 2.1% for IHOP and negative 7.2% for Applebee’s

Fiscal 2016 Summary

➢   GAAP EPS of $5.33

➢   Adjusted EPS (Non-GAAP) of $6.01

➢   Domestic system-wide comparable same-restaurant sales declined 0.1% at IHOP and declined 5.0%   at Applebee’s

➢   Generated cash from operating activities of approximately $118 million and adjusted free cash flow   (Non-GAAP) of approximately $123 million

GLENDALE, Calif., March 1, 2017 -- DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar® and IHOP® restaurants, today announced financial results for the fourth quarter and fiscal 2016.

“While this has been a challenging period for the industry, particularly for casual dining and Applebee’s, I have confidence in our brands, our franchisees and our team members,” said Richard J. Dahl, Chairman and interim Chief Executive Officer of DineEquity, Inc.

DineEquity, Inc.

Mr. Dahl added, “Working with a world-class management consulting firm to conduct a comprehensive diagnostic on Applebee’s, we are moving forward with a plan to significantly invest in the growth of our brands for the long-term benefit of our franchisees and shareholders. We have identified key strategic initiatives, which we believe will drive meaningful improvements in sales and traffic over time. To drive the business forward, we know that there is more that needs to be done. I am confident in our roadmap.”

Fourth Quarter of Fiscal 2016 Financial Highlights

●	GAAP net income available to common stockholders was $21.1 million for the fourth quarter of 2016, or earnings per diluted share of $1.18. This compares to net income available to common stockholders of $25.0 million, or earnings per diluted share of $1.35, for the fourth quarter of 2015. GAAP net income for the fourth quarter of 2016 declined compared to the same period of 2015 mainly due to a decrease in gross profit, partially offset by improvement in general and administrative expenses primarily due to lower incentive compensation.

●	Adjusted net income available to common stockholders was $24.5 million, or adjusted earnings per diluted share of $1.37, for the fourth quarter of 2016. This compares to $29.5 million, or adjusted earnings per diluted share of $1.59, for the same period of 2015. The decrease in adjusted net income was mainly due to lower gross profit. The decrease was partially offset by improvement in general and administrative expenses primarily due to lower incentive compensation. (See “Non-GAAP Financial Measures” below.)

●	General and administrative expenses were $37.0 million for the fourth quarter of 2016. This compares to approximately $45.0 million for the same period of 2015. The improvement was mainly due to lower incentive compensation and a decline in costs associated with the timing of franchise conferences.

Fiscal 2016 Financial Highlights

●	GAAP net income available to common stockholders was $96.6 million for fiscal 2016, or earnings per diluted share of $5.33. This compares to net income available to common stockholders of $103.5 million, or earnings per diluted share of $5.52, for fiscal 2015. The decrease in GAAP net income was primarily due to lower gross profit, which included an incremental $9.4 million as a result of a 53rd week in fiscal 2015. The decrease was partially offset by lower income tax expense due to lower state tax rates applied to our deferred tax balances as the result of our restaurant support center consolidation as well as an improvement in general and administrative expenses mainly due to lower incentive compensation.

●	Adjusted net income available to common stockholders was $108.9 million, or adjusted earnings per diluted share of $6.01, for fiscal 2016. This compares to $116.1 million, or adjusted earnings per diluted share of $6.19, for fiscal 2015. The decline in adjusted earnings per diluted share was mainly due to lower gross profit, which included an incremental $9.4 million as a result of a 53rd week in fiscal 2015. This was partially offset by fewer weighted average diluted shares outstanding, a decline in general and administrative expenses and a lower income tax rate. (See “Non-GAAP Financial Measures” below.)

DineEquity, Inc.

●	General and administrative expenses were $148.9 million for fiscal 2016. This compares to $155.4 million for fiscal 2015. The improvement was primarily due to lower incentive compensation.

●	In fiscal 2016, cash flows from operating activities were $118.1 million compared to $135.5 million in fiscal 2015. Adjusted free cash flow was $122.5 million for full-year fiscal 2016, compared to $142.3 million for full-year fiscal 2015. (See “Non-GAAP Financial Measures” below.)

Same-Restaurant Sales Performance

Fourth Quarter of Fiscal 2016

●	IHOP’s domestic system-wide comparable same restaurant sales declined 2.1% for the fourth quarter of 2016.

●	Applebee’s domestic system-wide comparable same-restaurant sales declined 7.2% for the fourth quarter of 2016.

Fiscal 2016

●	IHOP’s domestic system-wide comparable same restaurant sales decreased 0.1% for fiscal 2016.

●	Applebee’s domestic system-wide comparable same-restaurant sales decreased 5.0% for fiscal 2016.

Financial Performance Guidance for Fiscal 2017

The following projections for fiscal 2017 are based on management’s expectations as of March 1, 2017.

●	Applebee’s domestic system-wide same-restaurant sales performance is expected to range between negative 4.0% and negative 8.0%.

●	IHOP’s domestic system-wide same-restaurant sales performance is expected to range between 0.0% and positive 3.0%.

●	Applebee’s franchisees are projected to develop between 20 and 30 new restaurants globally, the majority of which are expected to be international openings. As part of a detailed system-wide analysis to optimize the health of the franchisee system, we anticipate the closure of approximately 40 to 60 restaurants. The expected closures will be based on several criteria, including meeting our brand and image standards and operational results.

●	IHOP franchisees and its area licensee are projected to develop between 75 and 90 restaurants globally, the majority of which are expected to be domestic openings. We expect the closure of approximately 18 restaurants as part of normal attrition.

●	Franchise segment profit is expected to be between $323 million and $338 million.

●	Rental and Financing segments are expected to generate roughly $38 million in combined profit.

DineEquity, Inc.

●	General and administrative expenses are expected to range between $170 million and $177 million, including non-cash stock-based compensation expense and depreciation of approximately $22 million. The anticipated increase in general and administrative expenses compared to fiscal 2016 is primarily due to expectations for higher personnel-related and incentive compensation costs as well as investments in Applebee’s stabilization initiatives. These initiatives will total approximately $10 million in fiscal 2017 and we expect that a substantial amount will not recur. The range for expected general and administrative expenses is inclusive of approximately $9 million of non-recurring cash severance and equity compensation charges to be incurred in the first quarter of fiscal 2017.

●	Interest expense is expected to be approximately $62 million. Approximately $3 million is projected to be non-cash interest expense.

●	Weighted average diluted shares outstanding are expected to be approximately 18 million shares.

●	The income tax rate is expected to be approximately 38%.

●	Cash flow provided by operating activities is expected to range between $98 million and $108 million. The expected decline compared to fiscal 2016 is primarily due to projections for lower net income due to higher general and administrative expenses as well as expectations for domestic system-wide comparable same restaurant sales.

●	Capital expenditures are projected to be roughly $12 million.

●	Adjusted free cash flow (See “Non-GAAP Financial Measures” below) is projected to range between $96 million and $106 million. The expected decline in adjusted free cash flow compared to fiscal 2016 is primarily due to projections for lower net income due to higher general and administrative expenses as well as expectations for domestic system-wide comparable same restaurant sales.

2017 Adjusted Free Cash Flow (Non-GAAP) Guidance Table

(In millions)
Cash flows from operations	$98 – 108
Approximate net receipts from notes and equipment contracts receivable	10
Approximate capital expenditures	(12)

Adjusted free cash flow (Non-GAAP)	$96 - 106

Investor Conference Call Today

DineEquity will host a conference call to discuss its results on the same day at 8:00 a.m. Pacific Time. To participate on the call, please dial (888) 771-4371 and reference passcode 44360070. International callers, please dial (847) 585-4405 and reference passcode 44360070. A live webcast of the call will be available at www.dineequity.com, and may be accessed by visiting Calls & Presentations on the site’s Investors section. Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast. A telephonic replay of the call may be accessed from 10:30 a.m. Pacific Time on March 1, 2017 through 8:59 p.m. Pacific Time on March 8, 2017 by dialing (888) 843-7419 and referencing passcode 44360070#. International callers, please dial (630) 652-3042 and reference passcode 44360070#. An online archive of the webcast will also be available on Calls & Presentations under the Investors section of DineEquity’s website.

DineEquity, Inc.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands. With more than 3,700 restaurants combined in 18 countries and 3 U.S. territories and approximately 400 franchisees, DineEquity is one of the largest full-service restaurant companies in the world. For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

Forward-Looking Statements

Statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s indebtedness; risk of future impairment charges; trading volatility and the price of the Company’s common stock; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; risks associated with locations of current and future restaurants; rising costs for food commodities and utilities; shortages or interruptions in the supply or delivery of food; ineffective marketing and guest relationship initiatives and use of social media; changing health or dietary preferences; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; fourth-party claims with respect to intellectual property assets; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; our dependence upon our franchisees; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; heavy dependence on information technology; the occurrence of cyber incidents or a deficiency in our cybersecurity; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.

DineEquity, Inc.

Non-GAAP Financial Measures

This news release includes references to the Company’s non-GAAP financial measure “adjusted net income available to common stockholders (Adjusted EPS)” and “Adjusted free cash flow.” “Adjusted EPS” is computed for a given period by deducting from net income or loss available to common stockholders for such period the effect of any closure and impairment charges, any gain or loss related to debt extinguishment, any intangible asset amortization, any non-cash interest expense, any gain or loss related to the disposition of assets, and other items deemed not reflective of current operations. This is presented on an aggregate basis and a per share (diluted) basis. “Adjusted free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable, less capital expenditures. Management uses adjusted free cash flow in its periodic assessments of, among other things, the amount of cash dividends per share of common stock and repurchases of common stock and we believe it is important for investors to have the same measure used by management for that purpose. Adjusted free cash flow does not represent residual cash flow available for discretionary purposes. Management may use certain of these non-GAAP financial measures along with the corresponding U.S. GAAP measures to evaluate the performance of the business and to make certain business decisions. Additionally, adjusted EPS is one of the metrics used in determining payouts under the Company’s annual cash incentive plan. Management believes that these non-GAAP financial measures provide additional meaningful information that should be considered when assessing the business and the Company’s performance compared to prior periods and the marketplace. Adjusted EPS and adjusted free cash flow are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenues:
Franchise and restaurant revenues	$121,711	$134,832	$501,745	$542,606
Rental revenues	30,291	33,895	123,037	127,650
Financing revenues	2,172	2,573	9,191	10,844

Total revenues	154,174	171,300	633,973	681,100

Cost of revenues:
Franchise and restaurant expenses	40,731	41,553	162,860	186,986
Rental expenses	22,508	24,515	91,540	94,588
Financing expenses	—	4	155	520

Total cost of revenues	63,239	66,072	254,555	282,094

Gross profit	90,935	105,228	379,418	399,006
General and administrative expenses	36,998	45,044	148,935	155,428
Interest expense	15,372	16,497	61,479	63,254
Amortization of intangible assets	2,501	2,500	9,981	10,000
Closure and impairment charges	1,160	346	5,092	2,576
Loss (gain) on disposition of assets	130	1,393	809	(901)

Income before income taxes	34,774	39,448	153,122	168,649
Income tax provision	(13,427)	(14,091)	(55,130)	(63,726)

Net income	$21,347	$25,357	$97,992	$104,923

Net income available to common stockholders:
Net income	$21,347	$25,357	$97,992	$104,923
Less: Net income allocated to unvested participating restricted stock	(288)	(357)	(1,387)	(1,400)

Net income available to common stockholders	$21,059	$25,000	$96,605	$103,523

Net income available to common stockholders per share:
Basic	$1.18	$1.36	$5.36	$5.55

Diluted	$1.18	$1.35	$5.33	$5.52

Weighted average shares outstanding:
Basic	17,826	18,358	18,030	18,637

Diluted	17,916	18,475	18,125	18,768

Dividends declared per common share	$0.97	$0.92	$3.73	$3.545

Dividends paid per common share	$0.92	$0.875	$3.68	$3.50

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$140,535	$144,785
Receivables, net	141,389	139,206
Restricted cash	30,256	32,528
Prepaid gift card costs	47,115	46,792
Prepaid income taxes	2,483	5,186
Other current assets	4,370	4,212

Total current assets	366,148	372,709
Long-term receivables, net	141,152	160,695
Property and equipment, net	205,055	219,580
Goodwill	697,470	697,470
Other intangible assets, net	763,431	772,949
Deferred rent receivable	86,981	90,030
Other non-current assets, net	18,346	18,417

Total assets	$2,278,583	$2,331,850

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$50,503	$55,019
Gift card liability	170,812	167,657
Accrued employee compensation and benefits	14,609	25,085
Dividends payable	17,465	17,082
Current maturities of capital lease and financing obligations	13,144	14,320
Accrued advertising	6,369	8,758
Accrued interest payable	4,308	4,257
Other accrued expenses	9,102	6,251

Total current liabilities	286,312	298,429
Long-term debt, net	1,282,691	1,279,473
Capital lease obligations, less current maturities	74,665	84,781
Financing obligations, less current maturities	39,499	42,395
Deferred income taxes, net	253,898	269,469
Deferred rent payable	69,572	69,397
Other non-current liabilities	19,174	20,683

Total liabilities	2,025,811	2,064,627

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, shares: 40,000,000 authorized; 2016 - 25,134,223 issued, 17,969,636 outstanding; 2015 - 25,186,048 issued, 18,535,027 outstanding	251	252
Additional paid-in-capital	292,809	286,952
Retained earnings	382,082	351,923
Accumulated other comprehensive loss	(107)	(107)
Treasury stock, at cost; shares: 2016 - 7,164,587; 2015 - 6,651,021	(422,263)	(371,797)

Total stockholders’ equity	252,772	267,223

Total liabilities and stockholders’ equity	$2,278,583	$2,331,850

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

	Twelve Months Ended
	December 31,
	2016	2015
Cash flows from operating activities:
Net income	$97,992	$104,923
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	30,606	32,840
Non-cash interest expense	3,218	3,074
Closure and impairment charges	2,621	2,576
Deferred income taxes	(14,434)	(13,987)
Non-cash stock-based compensation expense	10,926	8,892
Tax benefit from stock-based compensation	1,132	4,862
Excess tax benefit from stock-based compensation	(1,019)	(4,794)
Loss (gain) on disposition of assets	809	(901)
Other	(1,302)	(6,323)
Changes in operating assets and liabilities:
Accounts receivable, net	3,178	(5,239)
Current income tax receivables and payables	(909)	2,073
Gift card receivables and payables	(4,288)	21,735
Prepaid expenses and other current assets	(156)	(1,995)
Accounts payable	89	4,546
Accrued employee compensation and benefits	(10,476)	(594)
Accrued interest payable	51	(9,869)
Other current liabilities	72	(6,310)

Cash flows provided by operating activities	118,110	135,509

Cash flows from investing activities:
Principal receipts from notes, equipment contracts and other long-term receivables	18,689	21,328
Proceeds from sale of property and equipment	—	10,782
Additions to property and equipment	(5,637)	(6,642)
Other	(503)	(267)

Cash flows provided by investing activities	12,549	25,201

Cash flows from financing activities:
Repurchase of DineEquity common stock	(55,343)	(70,014)
Dividends paid on common stock	(67,429)	(66,164)
Principal payments on capital lease and financing obligations	(13,978)	(14,226)
Change in restricted cash	2,272	19,733
Payment of debt issuance and debt modification costs	—	(89)
Proceeds from stock options exercised	1,409	9,536
Tax payments for restricted stock upon vesting	(2,859)	(3,499)
Excess tax benefit from share-based compensation	1,019	4,794

Cash flows used in financing activities	(134,909)	(119,929)

Net change in cash and cash equivalents	(4,250)	40,781
Cash and cash equivalents at beginning of period	144,785	104,004

Cash and cash equivalents at end of period	$140,535	$144,785

DineEquity, Inc.

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of net income available to common stockholders to net income available to common stockholders, as adjusted for the following items: Kansas City Support Center consolidation costs; amortization of intangible assets; closure and impairment charges; non-cash interest expense; gain or loss on disposition of assets; the combined tax effect of the preceding adjustments, and income tax adjustments considered unrelated to the respective current period operations, as well as related per share data:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net income available to common stockholders, as reported	$21,059	$25,000	$96,605	$103,523
Kansas City Support Center consolidation costs(1)	835	2,266	6,173	5,861
Amortization of intangible assets	2,501	2,500	9,981	10,000
Closure and impairment charges	762	346	2,223	2,576
Non-cash interest expense	818	782	3,218	3,074
Loss (gain) on disposition of assets	130	1,393	809	(901)
Net income tax provision for above adjustments	(1,867)	(2,769)	(8,289)	(7,832)
Income tax adjustments(2)	316	—	(1,686)	—
Net income allocated to unvested participating restricted stock	(47)	(62)	(177)	(171)

Net income available to common stockholders, as adjusted	$24,507	$29,456	$108,857	$116,130

Diluted net income available to common stockholders per share:
Net income available to common stockholders, as reported	$1.18	$1.35	$5.33	$5.52
Kansas City Support Center consolidation costs(1)	0.03	0.08	0.21	0.19
Amortization of intangible assets	0.09	0.08	0.34	0.33
Closure and impairment charges	0.03	0.01	0.08	0.09
Non-cash interest expense	0.03	0.03	0.11	0.10
Loss (gain) on disposition of assets	0.00	0.05	0.03	(0.03)
Income tax adjustments(2)	0.02	—	(0.09)	—
Net income allocated to unvested participating restricted stock	(0.00)	(0.00)	(0.01)	(0.01)
Rounding	(0.01)	(0.01)	0.01	—

Diluted net income available to common stockholders per share, as adjusted	$1.37	$1.59	$6.01	$6.19

Numerator for basic EPS-income available to common stockholders, as adjusted	$24,507	$29,456	$108,857	$116,130
Effect of unvested participating restricted stock using the two-class method	1	1	2	6

Numerator for diluted EPS-income available to common stockholders after assumed conversions, as adjusted	$24,508	$29,457	$108,859	$116,136

Denominator for basic EPS-weighted-average shares	17,826	18,358	18,030	18,637
Effect of dilutive securities:
Stock options	90	117	95	131

Denominator for diluted EPS-weighted-average shares and assumed conversions	17,916	18,475	18,125	18,768

(1)	Includes $398 and $2,869 of lease termination costs for the three and twelve months ended December 31, 2016, respectively, reported in “closure and impairment charges” in the Consolidated Statements of Comprehensive Income
(2)	Adjustments to deferred tax balances primarily due to changes in effective state tax rate because of Support Center consolidation.

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands)

(Unaudited)

Reconciliation of the Company’s cash provided by operating activities to “adjusted free cash flow” (cash provided by operating activities, plus receipts from notes and equipment contract receivables, less additions to property and equipment). Management uses this liquidity measure in its periodic assessments of, among other things, the amount of cash dividends per share of common stock and repurchases of common stock and we believe it is important for investors to have the same measure used by management for that purpose. Adjusted free cash flow does not represent residual cash flow available for discretionary purposes.

	Twelve Months Ended
	December 31,
	2016	2015
Cash flows provided by operating activities	$118,110	$135,509
Net receipts from notes and equipment contract receivables	10,036	13,403
Additions to property and equipment	(5,637)	(6,642)

Adjusted free cash flow	122,509	142,270
Dividends paid on common stock	(67,429)	(66,164)
Repurchase of DineEquity common stock	(55,343)	(70,014)

	$(263)	$6,092

DineEquity, Inc.

Restaurant Data

The following table sets forth, for the three and twelve months ended December 31, 2016 and 2015, the number of “Effective Restaurants” in the Applebee’s and IHOP systems and information regarding the percentage change in sales at those restaurants compared to the same periods in the prior year. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company and, as such, the percentage changes in sales presented below are based on non-GAAP sales data. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, and, where applicable, rental payments under leases that partially may be based on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations.

	Three Months Ended		Twelve Months Ended

	December 31,		December 31,
	2016	2015	2016	2015
	(unaudited)
Applebee’s Restaurant Data
Effective Restaurants(a)

Franchise	2,020	2,020	2,027	2,004
Company	—	—	—	13

Total	2,020	2,020	2,027	2,017

System-wide(b)

Sales percentage change(c)	(13.5)%	7.7%	(6.8)%	3.4%
Domestic same-restaurant sales percentage change(d)	(7.2)%	(2.5)%	(5.0)%	0.2%

Franchise(b)(e)

Sales percentage change(c)	(13.5)%	8.8%	(6.2)%	3.9%
Domestic same-restaurant sales percentage change(d)	(7.2)%	(2.5)%	(5.0)%	0.2%
Average weekly domestic unit sales (in thousands)	$42.8	$45.7	$45.3	$47.8

	Three Months Ended		Twelve Months Ended

	December 31,		December 31,
	2016	2015	2016	2015
	(unaudited)
IHOP Restaurant Data
Effective Restaurants(a)

Franchise	1,530	1,498	1,517	1,481
Area license	167	165	166	166
Company	10	11	10	12

Total	1,707	1,674	1,693	1,659

System-wide(b)

Sales percentage change(c)	(6.7)%	11.9%	(0.3)%	8.1%
Domestic same-restaurant sales percentage change(d)	(2.1)%	1.4%	(0.1)%	4.5%

Franchise(b)

Sales percentage change(c)	(7.1)%	1.9%	(0.3)%	8.2%
Domestic same-restaurant sales percentage change(d, e)	(2.1)%	1.4%	(0.1)%	4.5%
Average weekly domestic unit sales (in thousands)	$36.8	$37.5	$37.3	$37.6

Area License (b)

Sales percentage change(c)	(1.0)%	1.0%	0.6%	5.9%

DineEquity, Inc.

(a)	“Effective Restaurants” are the weighted average number of restaurants open in a given fiscal period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all Effective Restaurants in the Applebee’s and IHOP systems, which includes restaurants owned by the Company as well as those owned by franchisees and area licensees.

(b)	“System-wide” sales are retail sales at Applebee’s restaurants operated by franchisees and IHOP restaurants operated by franchisees and area licensees, as reported to the Company, in addition to retail sales at company-operated restaurants. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. An increase in franchisees’ reported sales will result in a corresponding increase in our royalty revenue, while a decrease in franchisees’ reported sales will result in a corresponding decrease in our royalty revenue. Unaudited reported sales for Applebee’s domestic franchise restaurants, IHOP franchise restaurants and IHOP area license restaurants for the three and twelve months ended December 31, 2016 and 2015 were as follows:

	Three Months Ended		Twelve Months Ended

	December 31,		December 31,
	2016	2015	2016	2015
	(In millions)
Reported sales (unaudited)
Applebee’s franchise restaurant sales	$1,036.4	$1,198.1	$4,418.6	$4,711.9
IHOP franchise restaurant sales	731.4	787.4	2,939.9	2,948.3
IHOP area license restaurant sales	66.0	66.7	282.5	280.9

Total	$1,833.8	$2,052.2	$7,641.0	$7,941.1

(c)	“Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category. The sales percentage changes for the three and twelve months ended December 31, 2016 and 2015, respectively, were impacted by a 14th and 53rd calender week in the respective fiscal 2015 periods.

(d)	“Domestic same-restaurant sales percentage change” reflects the percentage change in sales, in any given fiscal period, compared to the same weeks in the prior year for domestic restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and restaurant closures, the domestic restaurants open throughout both fiscal periods being compared may be different from period to period. Same-restaurant sales percentage change does not include data on IHOP area license restaurants located in Florida.

(e)	The 2015 sales percentage change for Applebee’s franchise restaurants was impacted by the refranchising of 23 company-operated restaurants during 2015.

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Restaurant Data (unaudited)

The following table summarizes our restaurant development activity:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Applebee’s Restaurant Development Activity
Summary - beginning of period:
Franchise	2,027	2,018	2,033	1,994
Company	—	—	—	23

Total Applebee’s restaurants, beginning of period	2,027	2,018	2,033	2,017

Franchise restaurants opened:
Domestic	6	10	19	27
International	3	11	10	17

Total franchise restaurants opened	9	21	29	44

Franchise restaurants closed:
Domestic	(19)	(5)	(39)	(19)
International	(1)	(1)	(7)	(9)

Total franchise restaurants closed	(20)	(6)	(46)	(28)

Net franchise restaurant development	(11)	15	(17)	16
Refranchised from Company restaurants	—	—	—	23

Net franchise restaurant increase	(11)	15	(17)	39

Summary - end of period:
Franchise	2,016	2,033	2,016	2,033
Company	—	—	—	—

Total Applebee’s restaurants, end of period	2,016	2,033	2,016	2,033

IHOP Restaurant Development Activity
Summary - beginning of period:
Franchise	1,532	1,490	1,507	1,472
Area license	167	166	165	167
Company	10	11	11	11

Total IHOP restaurants, beginning of period	1,709	1,667	1,683	1,650

Franchise/area license restaurants opened:
Domestic franchise	17	20	43	44
Domestic area license	—	1	3	3
International franchise	9	3	20	8

Total franchise/area license restaurants opened	26	24	66	55

Franchise/area license restaurants closed:
Domestic franchise	(2)	(6)	(12)	(17)
Domestic area license	—	(2)	(1)	(5)
International franchise	—	—	(3)	—

Total franchise/area license restaurants closed	(2)	(8)	(16)	(22)

Net franchise/area license restaurant development	24	16	50	33

Refranchised from Company restaurants	—	—	1	3
Franchise restaurants reacquired by the Company	—	—	—	(3)

Net franchise/area license restaurant additions	24	16	51	33

Summary - end of period
Franchise	1,556	1,507	1,556	1,507
Area license	167	165	167	165
Company	10	11	10	11

Total IHOP restaurants, end of period	1,733	1,683	1,733	1,683